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                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Union Pacific Corporation and subsidiary companies ("Union Pacific") on Form S-3 of our reports dated January 21, 1993, appearing in and incorporated by reference in the Annual Report on Form 10-K of Union Pacific for the year ended December 31, 1992 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                        /s/ Deloitte & Touche

                                        DELOITTE & TOUCHE
New York, New York
March 11, 1994